Exhibit 99.2 Q3 2018 EARNINGS PRESENTATION November 1, 2018 1

Disclaimer Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in BrightSphere’s filings made with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed with the SEC on February 28, 2018, under the heading “Risk Factors”. Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is included in the appendix to this presentation. 1

Overview and Highlights • Q3'18 U.S. GAAP EPS of $0.51, up from $0.17 in Q3'17 • Q3'18 ENI per share of $0.46, up 7.0% from Q3'17 ENI per share of $0.43, driven by increases in average AUM and weighted average fee rate • Net Client Cash Flows of $(2.6) billion for Q3'18 (including $(1.6) billion of hard asset disposals) resulting in an annualized revenue impact of $4.7 million ◦ Excluding hard asset disposals, NCCF was $(1.0) billion compared to $(4.0) billion for Q2'18, and $0.9 billion for Q3'17 ◦ Q3'18 inflows of $6.9 billion at approximately 53 bps and outflows and disposals of $(9.5) billion at approximately 33 bps • AUM of $237.7 billion up 1.5% from Q2'18 driven by market appreciation offset by net outflows ◦ Up 0.8% from Q3'17 primarily impacted by strong Q4’17 equity markets and sales in alternatives, offset by higher U.S. equity outflows • Long-term performance remains strong ◦ Strategies representing 53%, 64% and 80% of revenue outperformed benchmarks on a 1-, 3- and 5-year basis at September 30, 2018 ◦ Improvement in 1-year revenue-weighted number from June 30, 2018 as large cap and international strategies contributed to performance • As of September 30, 4.4 million shares (approximately $62 million) repurchased in the open market in 2018 at a weighted average price of $14.13/share (2.6 million shares and approximately $34 million in Q3'18) • Maliz Beams joins Board of Directors on October 29 ___________________________________________________________ Please see definitions and additional notes. 2

Growth Strategy BrightSphere’s multi-boutique model is well positioned for growth, with four key areas of focus... ___________________________________________________________ Please see definitions and additional notes 3

AUM Progression and Mix (1) AUM Progression (Last 12 Months) AUM Mix (9/30/2018) $B AUM 0.8% $260 % Change: AUM by Affiliate $B %Total $10.3 $240 $ 99.7 42% 84.8 36% $220 $(8.5) 4.4% 4.6 2% $200 $235.9 $237.7 (3.6)% $180 4.9 2% $160 2.2 1% Net flows Market and Q3'17 other Q3'18 17.7 7% 23.8 10% Total $ 237.7 100% AUM Progression (3rd Quarter) $B AUM % Change: 1.5% $260 AUM by Asset Class $B %Total $6.0 $240 US Equity - large cap value $ 54.3 23% US Equity - all other 21.7 9% $220 $(2.6) 2.6% International Equity 54.7 23% $200 $234.3 (1.1)% $237.7 Global Equity 41.4 17% $180 Emerging Markets Equity 28.6 12% Alternatives 23.8 10% $160 Net flows Market and Fixed Income 13.2 6% Q2'18 other Q3'18 Total $ 237.7 100% AUM at Period End As % of BoP AUM ________________________________________________ Please see definitions and additional notes (1) Heitman AUM has been removed from data as of September 30, 2017. 4

Strong Long-Term Investment Performance

Products representing ≥ 64% of revenue outperforming on a 3- and 5-year basis

Commentary

- BrightSphere uses **revenue-weighted** performance as its primary investment metric
  - Ties investment performance to business performance
  - Reflects percent of management fee revenue in products outperforming their benchmarks [1]
- BrightSphere also uses **equal-weighted** performance as it considers earlier stage products that may grow to have significant impact
- **Asset-weighted** performance is broadly used across the industry

Revenue-Weighted [2][3][6][7]

% outperformance vs. benchmark



100%
80%
60%
40%
20%
0%
53%
64%
80%
1-Year
3-Year
5-Year

	1-Year	3-Year	5-Year
Q2'18	43%	71%	81%
Q3'17	69%	67%	81%

Equal-Weighted (>$100m) [2][4][6][7]

% outperformance vs. benchmark



100%
80%
60%
40%
20%
0%
57%
58%
74%
1-Year
3-Year
5-Year

	1-Year	3-Year	5-Year
Q2'18	50%	68%	76%
Q3'17	62%	69%	77%

Asset-Weighted [2][5][6][7]

% outperformance vs. benchmark



100%
80%
60%
40%
20%
0%
61%
57%
74%
1-Year
3-Year
5-Year

	1-Year	3-Year	5-Year
Q2'18	43%	67%	78%
Q3'17	64%	62%	73%

(1) *Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis.*
(2) *Data as of September 30, 2018.*
(3) *Revenue-Weighted: Calculates each strategy's percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming.*
(4) *Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming.*
(5) *Asset-Weighted: Calculates each strategy's percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming.*
(6) *Barrow Hanley's Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley's Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations.*
(7) *Performance data as of September 30, 2017 removes Heitman composites from the calculation.*

BRIGHTSPHERE Investment Group
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Net Client Cash Flows and Revenue Impact

AUM Net Client Cash Flows ("NCCF")



$B
$4
$2
$0
-$2
-$4
-$6
$(0.2)
$0.8
$(2.5)
$(3.2)
$2.4
$(2.9)
$(2.6)
$1.5
$(2.5)
$(0.3)
$0.5
$(3.7)
$1.9
$(4.1)
$(2.6)

	2015				2016				2017				2018		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3[3]	Q4[3]	Q1	Q2	Q3
Derived Average Weighted NCCF ($b)[2]	*$ 3.3*	*$ 3.9*	*$ 0.2*	*$(1.9)*	*$2.1*	*$(1.0)*	*$(2.1)*	*$4.0*	*$0.2*	*$3.4*	*$ 3.2*	*$ 1.7*	*$4.6*	*$(3.9)*	*$ 1.2*
Annual total	$(5.1)				$(1.6)				$(6.0)				$(4.8)		

Revenue Impact of NCCF[1]



$M
$20
$15
$10
$5
$0
-$5
-$10
-$15
-$20
$11.3
$13.5
$0.7
$(6.6)
$7.3
$(3.4)
$(7.5)
$14.6
$0.8
$13.1
$12.2
$6.8
$19.0
$(15.2)
$4.7

	2015				2016				2017				2018		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3[3]	Q4[3]	Q1	Q2	Q3
Bps inflows	47	46	46	45	38	46	42	44	43	53	54	57	49	42	53
Bps outflows	30	31	32	37	40	32	38	35	32	35	40	32	37	40	33
Annual total	$18.9				$11.0				$32.9				$8.5		

(1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.

(2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for BSIG (i.e. 38.9 bps in Q3'18). For example, NCCF annualized revenue impact of $4.7 million divided by average weighted fee rate of BSIG's AUM of 38.9 bps equals the derived average weighted NCCF of $1.2 billion.

(3) Heitman AUM and flows have been removed from this data.

BRIGHTSPHERE Investment Group

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Net Client Cash Flows Breakdown

AUM Net Client Cash Flows ("NCCF") - by Asset Class


$B
$4
$3
$2
$1
$0
-$1
-$2
-$3
-$4
-$5
-$6
$1.9
$0.1
$1.3
$(2.4)
$(0.4)
$1.6
$(3.4)
$(1.7)
$(0.1)
$(0.1)
$2.8
$0.7
$0.1
$(1.6)
$(0.1)
$0.3
$0.1
$(3.9)
$(0.5)
$(0.1)
$1.9
$0.7
$(2.9)
$(0.7)
$(1.6)
94(1)
39
24
20
94(1)
Q3 2017(2)
Q4 2017(2)
Q1 2018
Q2 2018
Q3 2018
Total NCCF
$0.5
$(3.7)
$1.9
$(4.1)
$(2.6)

Revenue Impact of NCCF - by Asset Class


$M
$24
$20
$16
$12
$8
$4
$0
-$4
-$8
-$12
-$16
$13.1
$6.7
$(4.9)
$(0.2)
$(2.5)
$14.9
$(6.7)
$(0.3)
$(0.3)
$(0.8)
$22.1
$0.5
$(2.1)
$(0.9)
$(0.6)
$(8.8)
$(5.5)
$(0.9)
$13.8
$2.9
$(6.1)
$(1.2)
$(4.7)
Q3 2017(2)
Q4 2017(2)
Q1 2018
Q2 2018
Q3 2018
Total Revenue Impact(3)
$12.2
$6.8
$19.0
$(15.2)
$4.7

■ U.S. Equity ■ Global/non-U.S. Equity ■ Fixed Income ■ Alternatives ■ Hard asset disposals ● Avg. Fee Rate (bps)[4]

(1) *Excluding net catch-up fees, the weighted average fee rate for alternatives and hard asset disposals is 76 bps and 76 bps, respectively, for the three months ended September 30, 2018.*
(2) *Heitman AUM and flows have been removed from this data.*
(3) *Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow.*
(4) *Average fee rate represents the average blended fee rate on assets for each asset class for the three months ended September 30, 2018.*

BRIGHTSPHERE Investment Group

7

Financial Highlights – Q3 2018 v. Q3 2017 • Q3'18 economic net income up 4.5% to $48.8 million ($0.46 per share) from $46.7 million ($0.43 per share) in Q3'17 • ENI revenue increase of $0.4 million, or 0.2%, to $228.6 million in Q3'18 ◦ Lower performance fees and removal of Heitman’s earnings in Q3'18 reduce total revenue ◦ Management fees increased 3.6% to $229.6 million, including net catch-up fees(1), reflecting a 2.6% increase in consolidated Affiliate average AUM along with a 0.4 bps increase in average yield to 38.8 bps(2); impact of market volatility and outflows are offset by higher net catch-up fees • The sum of ENI operating expense and variable compensation rose 0.9% to $140.8 million, driven by higher fixed compensation and benefits, and G&A ◦ Operating expenses up 7.2% from year-ago quarter to $83.6 million, reflecting ongoing investment in the business, while the operating expense ratio(3) increased 123 bps to 36.4% as a result of lower market-driven management fee growth ◦ Variable compensation down (7.0)% to $57.2 million, representing 39.4% of earnings before variable compensation, reflecting a lower Center cost structure • ENI operating margin of 38.4% decreased (46) bps from year-ago quarter as investments in the business outpaced revenue growth • Adjusted EBITDA of $71.0 million, a (1.4)% decrease from $72.0 million in Q3'17 • Third party debt of $393.1 million(4) at September 30, 2018, represents 1.3x trailing twelve months Adjusted EBITDA ◦ Cash available at the Center of $203.4 million • Q3'18 effective tax rate of 24.0% decreased primarily due to the net impact of U.S. and U.K. tax law changes enacted in the fourth quarter of 2017 ___________________________________________________________ Please see definitions and additional notes. (1) Net catch-up fees reflect payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds. (2) Excludes equity-accounted Affiliates. (3) The Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees. (4) Excludes non-recourse borrowings. 8

Q3'18 Results Remained Solid Despite Ongoing Industry Headwinds Average AUM(1) ENI Revenue(2) $229 Pre-tax ENI Equity-accounted Performance % Change Q3'17 to Q3'18: 2.7% % Change Q3'17 to Q3'18: 0.2% Performance $m % Change Q3'17 to Q3'18: 0.0% $b Affiliates $m Fees Fees % Change, consolidated Affiliates: 2.6% % Change ex. perf. fees: 1.4% % Change ex. perf. fees: 4.1% $280 $252 $248 $100 $300 $228 $231 $229 $245 $237 $240 $72 $231 $239 $238 $80 $64 $71 $66 $64 $250 $200 (0.9)% (0.5)% $60 $200 $160 (2.4)% $150 $120 $228 $238 $246 $228 1.3% $231 $40 $63 $70 $65 $66 $242 (0.6)% $61 $229 $237 $236 $235 $80 $20 $100 0.9% $40 $0 $50 $0 $(2) $(2) $0 -$40 -$20 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Fee Rate (Basis Points)(3) ENI Operating Margin(4) ENI Per Share(5) Performance Performance Net catch-up % Change Q3'17 to Q3'18: 7.0% (6) Fees Fees 45 fees 45%$200 $0.60 % Change ex perf. fees: 11.9% 40.1% 38.4% 41.0 38.9% 38.8% 38.1% $0.50 39.2 38.8 $0.47 $0.46 40 38.4 38.4 38% $0.50 $0.43 $0.44 (2.1)% $150 $0.40 35 31% $230 $0.30 30 24% 38.7%$167 $16340.0% 38.6% 39.0% $0.49 38.0 36.7% $161 $153 $0.470.0% $0.47 37.4 37.7 37.9 37.0 $100 $0.20 $0.42 $0.39 25 17% $0.10 20 10% $50 $0.00 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q3'1Q72’15Q4'1Q73’15Q1'1Q84’15Q2'1Q81’16Q3'1Q82’16 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 ___________________________________________________________ Please see definitions and additional notes. (1) Operational information (AUM and flows) excludes Heitman beginning in the third quarter of 2017. (2) ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. (3) Represents fee rate for consolidated Affiliates; excludes fees for equity-accounted Affiliates. (4) ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI Revenue. Performance fees may have a negative impact to margin due to mix of sharing between BSIG and Affiliate key employees. (5) ENI per share is calculated as economic net income divided by weighted average diluted shares outstanding. (6) Net catch-up fees reflect payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds. 9

Management Fee Growth Driven By Increase in Average Assets at Consolidated Affiliates With Higher Fee Products

Average AUM and Fee Rate by Asset Class[1][2]



$B
% Change: 2.6%
Avg. AUM % Change
$250
$200
$150
$100
$50
$0
$229.1
$19.6 (9%)
$13.3 (6%)
$117.8 (51%)
$78.4 (34%)
38.4 (3)
93 (4)
21
41
24
$235.0
$23.1 (10%)
$13.6 (6%)
$124.4 (53%)
$73.9 (31%)
38.8 (3)
94 (4)
20
39
24
18%
2%
6%
(6)%
Q3 2017
Q3 2018

ENI Management Fee Revenue by Asset Class[1][2]



$M
% Change: 3.6%
% Change
$250
$200
$150
$100
$50
$0
$221.7
(5) $46.1 (21%)
$6.9 (3%)
$121.5 (55%)
$47.2 (21%)
$229.6
(5) $54.6 (24%)
$6.7 (3%)
$123.0 (53%)
$45.3 (20%)
18%
(3)%
1%
(4)%
Q3 2017
Q3 2018

■ U.S. Equity ■ Global/non-U.S. Equity ■ Fixed Income ■ Alternatives ● Avg. Fee Rate (bps)

(1) Figures in parenthesis represent the percent of the total respective bar.
(2) Excludes equity-accounted Affiliates.
(3) Excluding net catch-up fees the total weighted average fee rate is 37.4 bps and 37.0 bps for the three months ended September 30, 2017 and 2018, respectively.
(4) Excluding net catch-up fees the alternatives weighted average fee rate is 82 bps and 76 bps for the three months ended September 30, 2017 and 2018, respectively.
(5) Excluding net catch-up fees the alternatives ENI management fee revenue is $40.6 million and $44.3 million for the three months ended September 30, 2017 and 2018, respectively.

BRIGHTSPHERE Investment Group

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Continuing to Invest for Future Growth

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q3'18 operating expense ratio[1] increased to 36.4% for the period, reflecting continued investment in the business and slower market-driven management fee growth, offset by Center efficiencies
- Higher fixed compensation and benefits and higher general and administrative expenses reflect ongoing investments in the business
- Full-year operating expense ratio[1] expected to be approximately 36%

Total ENI Operating Expenses

($M)	Three Months Ended September 30, 2018 $M	2018 % of MFs[2]	2017 $M	2017 % of MFs[2]	Q-O-Q 2018 vs. 2017	Nine Months Ended September 30, 2018 $M	2018 % of MFs[2]	2017 $M	2017 % of MFs[2]	P-O-P 2018 vs. 2017
Fixed compensation and benefits	$ 45.0	*19.6%*	$ 42.8	*19.3%*	*5%*	$ 136.7	*19.5%*	$ 126.6	*20.3%*	*8%*
G&A expenses (excl. sales-based compensation)	30.7	*13.4%*	27.4	*12.4%*	*12%*	89.0	*12.7%*	80.7	*12.9%*	*10%*
Depreciation and amortization	3.7	*1.6%*	3.2	*1.4%*	*16%*	10.6	*1.5%*	8.5	*1.4%*	*25%*
Core operating expense subtotal	**$ 79.4**	***34.6%***	**$ 73.4**	***33.1%***	*8%*	**$ 236.3**	***33.7%***	**$ 215.8**	***34.6%***	*9%*
Sales-based compensation	4.2	*1.8%*	4.6	*2.1%*	*(9)%*	13.3	*1.9%*	13.5	*2.2%*	*(1)%*
Total ENI operating expenses	**$ 83.6**	***36.4%***	**$ 78.0**	***35.2%***	*7%*	**$ 249.6**	***35.6%***	**$ 229.3**	***36.7%***	*9%*
Note: Management fees	$ 229.6		$ 221.7		*4%*	$ 701.0		$ 624.1		*12%*
Note: Management fees excluding net catch-up fees	219.3		216.2		*1%*	669.9		617.0		*9%*

(1) Operating expense ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.

BRIGHTSPHERE Investment Group
11

Profit-share Model and Center Cost Structure Reduce Variable Compensation

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses; also includes contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q3'18 variable compensation decrease reflects profit-share model and Center cost reduction
- Q3'18 Variable Compensation Ratio decreased to 39.4% from 40.9% in the year-ago quarter; ratio decreased primarily due to lower Center variable compensation
- Full-year Variable Compensation Ratio expected to be approximately 41%

Variable Compensation

($M)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Q-O-Q 2018 vs. 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	P-O-P 2018 vs. 2017
Cash variable compensation	**$ 52.6**	**$ 56.8**	(7)%	**$ 168.2**	**$ 157.1**	7%
Add: Non-cash equity-based award amortization	4.6	4.7	(2)%	14.2	16.7	(15)%
Variable compensation	**57.2**	**61.5**	(7)%	**182.4**	**173.8**	5%
Earnings before variable compensation	**$ 145.0**	**$ 150.2**	(3)%	**$ 457.5**	**$ 419.1**	9%
Variable Compensation Ratio (VC as % of earnings before variable comp.)	39.4%	40.9%	(150) bps	39.9%	41.5%	(160) bps

Please see definitions and additional notes.

BRIGHTSPHERE Investment Group

12

Distribution Ratio Increased Due to Continued Growth at Affiliates with Higher Employee Ownership and Leveraged Employee Equity Structures Commentary • Represents employees’ share of profit from their respective Affiliates, in some cases following an initial preference to BSIG and other equity holders(1) • Q3'18 distribution ratio of 23.3% higher than Q3'17 primarily due to relative growth at Affiliates with higher employee ownership and leveraged equity structures • Full-year distribution ratio expected to be approximately 22% Affiliate Key Employee Distributions Three Months Ended Nine Months Ended September 30, Q-O-Q September 30, P-O-P ($M) 2018 2017 2018 vs. 2017 2018 2017 2018 vs. 2017 A Earnings after variable compensation (ENI operating earnings) $ 87.8 $ 88.7 (1)% $ 275.1 $ 245.3 12% B Less: Affiliate key employee distributions (20.5) (19.9) 3% (62.9) (51.3) 23% Earnings after Affiliate key employee distributions $ 67.3 $ 68.8 (2)% $ 212.2 $ 194.0 9% Affiliate Key Employee Distribution Ratio ( B / A ) 23.3% 22.4% 91 bps 22.9% 20.9% 195 bps __________________________________________________________ (1) For consolidated Affiliates. 13

Balance Sheet Management Provides Ongoing Opportunities to Increase Shareholder Value

Balance Sheet

($M)	September 30, 2018	December 31, 2017
Assets		
Cash and cash equivalents	$ 314.1	$ 186.3
Investment advisory fees receivable	186.4	208.3
Investments	210.1	244.4
Other assets	714.6	698.8
Assets of consolidated Funds	148.4	153.9
Total assets	**$ 1,573.6**	**$ 1,491.7**
Liabilities and shareholders' equity		
Accounts payable and accrued expenses	$ 230.7	$ 241.0
Due to OM plc	50.7	59.1
Non-recourse borrowings	15.0	33.5
Third party borrowings	393.1	392.8
Other liabilities	690.2	583.5
Liabilities of consolidated Funds	22.2	10.5
Total liabilities	**1,401.9**	**1,320.4**
Shareholders' equity	99.9	75.4
Non-controlling interests, including NCI of consolidated Funds	71.8	95.9
Total equity	**171.7**	**171.3**
Total liabilities and equity	**$ 1,573.6**	**$ 1,491.7**
Average quarterly diluted shares (ENI)	106.5	109.9
Leverage ratio[(1)]	1.3x	1.4x

Capital

- September 30 leverage ratio (Debt / Adj. EBITDA) of 1.3x
- Cash of $314.1 million includes $110.7 million at the Affiliates and $203.4 million at the Center
- Total seed and co-investment holdings of $153.6 million

Dividend, Investment & Buyback

- $0.10 per share interim dividend approved, reflecting ~22% payout rate for 2018
  - Payable December 28 to shareholders of record as of December 14
- Financial capacity remains for potential cash acquisition and opportunistic share buybacks
  - Full capacity available on $350 million Revolving Credit Facility
- Through September 30, the Company has purchased 4,361,661 shares in the open market at a weighted average price of $14.13/share in 2018

(1) Excludes non-recourse borrowings.

BRIGHTSPHERE Investment Group

14

Appendix 15

Reconciliation: GAAP to ENI and Adjusted EBITDA[1]

($M)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
U.S. GAAP net income attributable to controlling interests	**$ 54.0**	**$ 18.7**	**$ 113.4**	**$ 53.0**
Adjustments to reflect the economic earnings of the Company:				
1 Non-cash key employee-owned equity and profit interest revaluations[2]	34.6	35.8	98.5	71.0
2 Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[2]	19.2	19.2	57.8	57.8
3 Capital transaction costs[2]	—	—	0.1	—
4 Seed/Co-investment (gains) losses and financings[2]	(0.5)	(4.7)	7.3	(13.4)
5 Tax benefit of goodwill and acquired intangible deductions	1.5	2.2	4.4	6.7
6 Discontinued operations and restructuring[3]	0.1	0.3	(64.7)	9.7
Total adjustment to reflect earnings of the Company	**$ 54.9**	**$ 52.8**	**$ 103.4**	**$ 131.8**
Tax effect of above adjustments[2]	(14.6)	(20.3)	(27.0)	(50.3)
7 ENI tax normalization[4]	(45.5)	(4.5)	(35.6)	(2.3)
Economic net income	**$ 48.8**	**$ 46.7**	**$ 154.2**	**$ 132.2**
ENI net interest expense to third parties	3.1	4.6	10.8	14.4
Depreciation and amortization	3.7	3.2	10.6	8.5
Tax on Economic Net Income	15.4	17.5	47.2	47.4
Adjusted EBITDA	**$ 71.0**	**$ 72.0**	**$ 222.8**	**$ 202.5**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) *Refer to slide 1. For further information and additional reconciliations between GAAP and non-GAAP measures, see the Company's quarterly earnings release on Form 8-K and Quarterly Report on Form 10-Q.*

(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, includes restructuring component of discontinued operations and restructuring line; taxed at 27.3% U.S. statutory rate (including state tax) and 40.2% U.S. statutory tax rate in 2017 (including state tax).*

(3) *Included in the nine months ended September 30, 2018 is the $65.7 million pre-tax gain on the sale of Heitman. Included in restructuring for the three months ended September 30, 2017 is $0.2 million for CEO transition costs. Included in restructuring for the nine months ended September 30, 2017 is $9.5 million related to CEO transition costs, comprised of $0.5 million of fixed compensation and benefits, $8.8 million of variable compensation and $0.2 million of CEO recruiting costs.*

(4) *The three and nine months ended September 30, 2018 include an adjustment of $45.9 million to remove the tax benefit resulting from the reduction in liabilities for uncertain tax positions during the quarter.*

BRIGHTSPHERE Investment Group

16

Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group plc; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates; references to "Landmark" refer to Landmark Partners, LLC, acquired by the Company in August 2016. BrightSphere operates its business through seven boutique asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. 17

Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Slide 16 for a reconciliation of U.S. GAAP net income attributable to controlling interests to economic net income. Adjusted EBITDA  Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Slide 16 for a reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Methodologies for calculating investment performance(1):  Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. ___________________________________________________________ (1) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations. 18

Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow and is designed to provide investors with a better indication of the potential financial impact of net client cash flows.   Hard asset disposals Net flows include hard asset disposals and fund distributions made by BrightSphere’s Affiliates.  This category is made up of investment-driven asset dispositions by Landmark, investing in real estate funds and secondary private equity; Heitman, a real estate manager; or Campbell, a timber manager. Derived average weighted NCCF Derived average weighted NCCF reflects the implied NCCF if annualized revenue impact of net flows represents asset flows at the weighted fee rate for BrightSphere overall (i.e. 38.9 bps in Q3'18). For example, NCCF annualized revenue impact of $4.7 million divided by the average weighted fee rate of BrightSphere’s overall AUM of 38.9 bps equals the derived average weighted NCCF of $1.2 billion. n/m “Not meaningful.” 19